SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

Form  8 - K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 1998
(Date of earliest event reported)

The American Education Corporation
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)
0-11078
Commission File Number
84-0838184
IRS Employer Identification No.


7506 North Broadway Extension, Suite 505, Oklahoma City,
Oklahoma
(Address of principal executive office)
73116
(Zip Code)

(405) 840-6031
Registrant's telephone number, including area code


Item 1.     Changes in Control of Registrant

Not Applicable

Item 2.     Acquisition or Disposition of Assets

On December 1, 1998, The American Education Corporation, a Colorado corporation, (the "Company"), issued the press release attached hereto as Exhibit 99.1 announcing that it had acquired the business of Learning Pathways, Limited ("LP"), an entity organized under the laws of the United Kingdom, pursuant to the terms of an Agreement and (the " Agreement"), dated as of November 25, 1998 between the Company and Geoffrey and Teresa Glossop ( the "Sellers" ).

Pursuant to the Agreement the Company paid the Sellers 510,030 shares of common stock, par value $0.025 per share, of the Company, and cash of U.S.$165,760. The Agreement further provides that if LP meets or exceeds certain financial goals set forth in the Agreement, then the Company will pay the Sellers additional shares of the Company's common stock. In connection with the Agreement, the Company also granted the Sellers piggy-back registration rights for the shares of the Company stock issued to them.

The funds used to pay the cash portion of the purchase price were obtained from cash on hand. The purchase price was determined based upon an evaluation of the business of LP and the results of arm's length negotiations between representatives of the Company and LP. The Company expects to continue to operate LP's business in the United Kingdom. The business of LP principally is to distribute the World Book Encyclopedia print and multimedia product line in the United Kingdom.

The information set forth above is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as an Exhibit and is incorporated herein by reference.


Item 3.     Bankruptcy or Receivership

Not Applicable

Item 4.     Changes in Registrant's Certifying Accountant

Not Applicable

Item 5.     Other Events

Not Applicable

Item 6.     Resignations of Registrant's Directors

Not Applicable

Item 7.     Exhibits

(a) The Financial Statements required by Item 7 are not included in this Current Report, but will be filed not later than sixty
(60) days after the date of this Current Report.

(b) Exhibits

2.1          Agreement

99.1 Press Release

Item 8.     Change in Fiscal Year

Not Applicable

Item 9.     Sales of Equity Securities Pursuant to Regulation S.

See Item 2 above.










Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The American Education Corporation



Date:	December 15, 1998,

By: /s/Jeffrey E. Butler, Sr.
    Chairman of the Board of Directors
    President and Chief Executive Officer



Exhibit  2.1  Agreement

DATED  NOVEMBER 25, 1998


(1)  AMERICAN EDUCATION CORPORATION

(2)  GEOFFREY GLOSSOP

(3)  TERESA GLOSSOP

and

(4)  Field House No.1 Trust
(5)  Field House No. 2 Trust


AGREEMENT

for the sale and purchase of
the entire issued share capital of
Learning Pathways Limited



25 November 1998



INDEX



Clause      Heading


1           Interpretation

2           Sale and Purchase

3           Consideration

4           Completion

5           Warranties

6           Restrictive Covenants

7           General

8           Notices

Schedule 1  The Company
Schedule 2  The Sellers
Schedule 3  Warranties


THIS AGREEMENT is made the 25th of November, 1998


BETWEEN:


(1)  THE PERSONS whose names and addresses are set out in
Schedule 2 ("the Sellers")

(2) THE AMERICAN EDUCATION CORPORATION, a Colorado corporation having its principal place of business at 7506 North Broadway, Oklahoma City, OK 73116-9018, USA ("the Buyer")

(3)  GEOFFREY GLOSSOP of Field House, 6 Hayley Croft, Duffield,
Derbyshire DE56 4HJ


IT IS AGREED:

1.     Interpretation

1.1    In this Agreement unless the context otherwise requires:-

"the Accounts" - means the audited balance sheet of the Company as at the Last Accounts Date, the audited profit and loss account of the Company for the financial period ended on the Last Accounts Date, and the auditor's and the directors' reports and notes thereon

"the Accounts Date" - means 31 December 1997

"Associate" - means any person, firm or company which is a connected person (as defined in Section 839 ICTA) of a Seller

"the Buyer's Group" - means the Buyer and any subsidiary, fellow subsidiary, holding company or Associate of the Buyer

"the Buyer's Solicitors" - means Clyde & Co of 51 Eastcheap,
London EC3M 1JP

"CA 1985" - means the Companies Act 1985

"the Company" - means Learning Pathways Limited, brief details of which are set out in Schedule 1

"Completion" - means completion of the sale and purchase of the Shares in accordance with clause 4

"the Consideration" - means the consideration set out in clause
3

"Consideration Stock" - means 510,030 fully paid shares of the restricted common stock of the Buyer

"Covenantors" - means Geoffrey Glossop and Teresa Glossop

"Directors" - means the directors of the Company immediately before the execution of this Agreement

"the Disclosure Letter" - means the letter of today's date from the Sellers' to the Buyer's

"the Employees" - means the employees of the Company identified by the Disclosure Letter

"Environmental Laws" - means all regulations, directions and other environmental protection, occupational, health and safety or similar laws, regulations, restrictions, licences, rules, and European Community directives as in force in the United Kingdom, including but not limited to the Environmental Protection Act 1990, the Water Act 1989, the Control of Substances Hazardous to Health Regulations, the Control of Pollution Act 1974 and the Radioactive
Substances Act 1960

"Event" - includes (without limitation) the death of any person, any change in the residence of any person for the purposes of Taxation, any payment, transaction, action, omission or occurrence of whatever nature and a failure to make sufficient dividend payments to avoid a shortfall apportionment or deemed distribution of income, and references to an Event occurring on or before Completion shall include the combined result of two or more
Events the first of which shall have taken place (or shall be deemed to have taken place) or the commencement of which shall have occurred (or shall be deemed to have occurred) on or before Completion, and shall also include Completion

"FA" - means Finance Act

"Holding Company" - means a holding company as defined in
Section 736 CA 1985

"ICTA" - means the Income and Corporation Taxes Act
1988

"Intellectual Property" - means patents, trade marks, service marks, designs, applications and rights to apply for any of the foregoing, copyright (including all copyright in any drawings, plans, specifications, manuals, designs, and computer software) inventions, trade secrets, financial information, know how and other confidential information, and business names and any similar rights, whether registerable or registered or not, in any part of the world, in each case owned by the Company for the purpose of its business

"Liabilities" - means as at any relevant date, all actual or contingent liabilities, whether liquidated, quantified or unliquidated, arising out of any Event occurring before, or from circumstances subsisting, at that date

"Management Accounts" - means the profit and loss account the period from the Accounts Date to 30 September 1998 and the balance sheet as at 30 September 1998

"the Planning Acts" - means the Town and Country Planning Act
1990, the Planning (Listed Buildings and Conservation Areas)
Act 1990, the Planning (Hazardous Substances) Act 1990 and the
Planning (Consequential Provisions) Act 1990


"restricted common stock" - means the shares of common stock of The American Education Corporation to be issued to Glossop in connection with this transaction, which shares of common stock shall contain restrictions of transfer as determined by The American Education Corporation to be necessary to comply with applicable securities Laws.

"the Sellers' Solicitors" - means Gadsby Coxon and Copestake of Sterne House, Lodge Lane, Derby, Derbyshire, DE1 3WD

"the Shares" - means the whole of the issued share capital of the Company

"SSAP" - means either a Statement of Standard Accounting
Practice published by the Institute of Chartered Accountants in England and Wales or a Financial Reporting Standard as issued by the Accounting Standards Board

"Subsidiary" - means a subsidiary as defined in Section 736
CA 1985

"Supplemental Agreement" - means any deed or document to be entered into pursuant to this Agreement

"TCGA" - means the Taxation of Chargeable Gains Act 1992

"Tax Covenant" - means a deed relating to Taxation in the agreed form

"Taxation" - means any and all forms of taxes, levies, imposts, contributions, duties and changes (including any relevant fine, penalty, surcharge or interest) in all cases in the nature of tax on corresponding to tax and all withholdings or deductions in respect thereof; of whatever nature and whenever imposed, (but excluding all forms of water, business and local government rates) imposed or levied by any Tax Authority acting as such whether directly or primarily chargeable against, recoverable from as attributable to the Company for which the Company may have a liability.

"Taxation Statutes" - means statutes (and all regulations and arrangements whatsoever made thereunder) whether of the United Kingdom or elsewhere, and whether enacted before or after the date of this Agreement, providing for or imposing any Taxation

"the Warranties" - means the warranties representations and undertakings set out in Schedule 3.

"the Warrantors" - means the Sellers and Geoffrey Glossop


1.2 The Schedules form part of this Agreement and take effect as if set out in this Agreement and references to this Agreement include the Schedules.

1.3 References to a statute or statutory provision include all subordinate legislation made pursuant to it, each in force on the date of this Agreement.

1.4 Unless the context otherwise requires, references to the singular include the plural and vice versa, references to any gender include all genders, and references to "person" include a body corporate, a natural person, a firm, an unincorporated association, a business, and a partnership.

1.5 Clause headings are for information only and shall not affect the construction of this Agreement.

1.6 References to "in the agreed form" mean in the form agreed in writing between the Sellers and the Buyer and for the purpose of identification initialled by the Sellers' Solicitors and the Buyer's Solicitors or the parties.

2.  Sale and Purchase

2.1 With effect from October 1, 1998, each of the Sellers shall sell with full title guarantee and the Buyer shall buy the Shares free from all claims, liens, charges and encumbrances, and together with all benefits and rights attaching to the Shares, including all dividends declared, and distributions made or paid, on or after the date of this Agreement.

2.2 Each of the Sellers hereby waives any pre-emption rights he may have in relation to any of the Shares under the Articles of Association of the Company or otherwise.

3.  Consideration

3.1 The consideration for the Shares shall be the sum of US$828,799 which shall be satisfied by the issue to the Sellers of the Consideration Stock together with payment of US$
165,760; the Consideration shall be apportioned between the Sellers as is set out in column (4) of Schedule 2.

3.2 If the Company meets or exceeds the financial goals set out below then the Buyer shall issue to the Sellers additional restricted common stock of the Buyer as set out below.


Year To
31st December 1999

Financial Target
Sales $ 1,600,000
Pre-tax income $224,000 or 14% of sales

Additional Shares
63,754 shares if 100% of target is met.
If pre-tax is 10%, 50% of shares awarded.
If pre-tax is 11%, 62.5% of shares awarded.
If pre-tax is 12%, 75% of shares awarded.
If pre-tax is 13%, 87.5% of shares awarded.

31st December 2000
Sales  $ 2,500,000
Pre-tax income $500,000 or 20% of sales

Additional Shares
63,754 shares if 100% of target is met.
If pre-tax is 10%, 50% of shares awarded.
If pre-tax is 12%, 60% of shares awarded.
If pre-tax is 14%, 70% of shares awarded.
If pre-tax is 16%, 80% of shares awarded.
If pre-tax is 18%, 90% of shares awarded.

Compliance with the targets set out above shall be determined by reference to the annual accounts of the Company for the relevant year. If in either of the years set out above the financial target is met, then the Buyer shall issue fully paid the relevant number of shares to the Sellers pro rata to their respective shareholdings in the Company at the date of this Agreement, one month after the date on which the relevant audited accounts of the Company are filed at Companies House.

4.  Completion

4.1  Completion shall take place at the offices of the Buyer's
Solicitors immediately after the signing of this Agreement when the matters set out in sub-clauses 4.2 to 4.6 shall be carried out.

4.2  The Sellers will deliver to the Buyer's Solicitors:-

(a) duly executed transfers of the Shares in favour of the Buyer or as it directs;

(b)  the certificates for the Shares;

(c) the Tax Covenant duly executed by the Sellers and the Company;

(d) the resignation from office of each Director and secretary of the Company (except those whom the Buyer has notified to the Sellers in writing prior to the date of this Agreement that it wishes to continue in office) with a written acknowledgement under seal from each of them, in agreed form, that he has no outstanding claim against the Company for loss of office;

(e) the resignation of the Company's auditors confirming that they have no outstanding claims of any kind against the Company and containing a statement complying with Section 394(1) CA
1985; and

(f) service agreements in the agreed form between the Company and Mr. Glossop duly executed by Mr. Glossop.



4.3 The Sellers will procure delivery of the following to the Buyer or as it may direct:-

(a) the certificate of incorporation, statutory books (duly made up to Completion) of the Company;

(b)  the title deeds relating to the Property;

(c) all books of account and documents of record and all other documents in the possession or control of the Sellers in connection with the Company, all complete and up to date;

(d) bank statements of all bank accounts of the Company to a date not more than two days before Completion, and reconciliation statements in respect of each such account up to Completion; and

(e) releases in the form required by the Buyer of all mortgages or charges affecting the Company, except as agreed in writing before execution of this Agreement.

4.4 Each of the Sellers will and will procure that his Associates will, repay all monies owing by them to the Company.

4.5 The Sellers will hold a Board Meeting of the Company at which the Directors will:-

(a) register the transfers of the Shares to the Buyer (subject to stamping);

(b) approve and authorise for execution service agreements in the agreed form relating to the individuals referred to in sub-clause 4.2(f);

(c) replace all current mandates to bankers with new mandates required by the Buyer;

(d) appoint such persons as the Buyer shall nominate as directors and/or secretary; and

(e)  accept the resignations referred to in sub-clause 4.2(d).

4.6  The Buyer will:-

(a) deliver to the Sellers' Solicitors by way of telegraphic transfer the sum of US$82,880

(b) deliver to the Sellers a counterpart of the Tax Covenant duly executed by the Buyer;

(c) deliver to Mr. Glossop counterparts of the service agreements duly executed by the Company; and

(d) request that the stock transfer agent issue the relevant number of shares of Consideration Stock.

4.7 The Buyer will not be obliged to complete the purchase of any of the Shares unless the Sellers comply with all their obligations under sub-clauses 4.2 to 4.5.

4.8 If the Sellers do not comply with any of their obligations under sub-clauses 4.2 to 4.5 on the date agreed for Completion, or any subsequent date to which the Buyer agrees to defer Completion, the Buyer may rescind this Agreement and shall thereupon procure the immediate reversal of matters undertaken in sub-clause 4.5 , and the Sellers will reimburse to the Buyer on demand all costs and expenses incurred by the Buyer in the negotiation of this Agreement and in any investigation of the Company before this Agreement was signed.

4.9 The Sellers undertake (for themselves and any nominees) from Completion that so long as they remain the registered holder of any of the Shares they will:-

(a) not represent themselves as the beneficial owners of any of the Shares;

(b) exercise all powers, rights and privileges vested in the registered holder of the Shares only in accordance with the written directions of the Buyer; and

(c) hold the Shares and any dividends or other distributions of profits or assets in respect thereof in trust for the Buyer.

4.10 Subject to Completion having taken place, the Buyer shall pay the sum of US$82,880 on 28 February 1999.


5.  Warranties

5.1 The Warrantors, jointly and severally, to the extent and subject as set out in this clause 5, warrant, represent and undertake to the Buyer that the Warranties are true and accurate in all respects.

5.2 Each of the Warranties is given subject to the matters disclosed in the Disclosure Letter.

5.3  Each of the Warranties is a separate and independent
Warranty and no Warranty or clause in this Agreement restricts or limits the extent or application of any other Warranty or other clause.

5.4 The Buyer's rights and remedies in respect of any breach of the Warranties or under any other provision in this Agreement shall not be regarded as modified or varied by Completion, by any investigation made by or on behalf of the Buyer into the affairs of the Company, by the Buyer's rescinding or failing to rescind this Agreement, or by its failure to exercise or delay in exercising any right or remedy available to it.

5.5 The Warrantors undertake to the Buyer (for itself and as trustee for the Company) to indemnify first the Company against any diminution in the value of its assets, or any increase in its liabilities, and/or any payment necessarily made or required to be made by it as a result of or in any breach of any of the Warranties, or required to put it in the position in which it would have been had there been no such breach of the Warranties, and if after such indemnification there should still be any diminution in the value of the Shares in the hands of the Buyer, then secondly the Buyer in that respect and thirdly in both cases to the extent not already taken into account, the Buyer and the Company against all reasonable costs and expenses (other than VAT thereon to the extent not recoverable) incurred in connection therewith. This indemnity shall be without prejudice to any other rights and remedies of the Buyer in relation to the breach.

5.6 The Warrantors warrant and represent in relation to any Warranty which refers to the knowledge, information, belief and/or awareness of the Warrantors or any similar expression that the Warrantors have made due and careful enquiry into the subject matter of that Warranty.

5.7 Notwithstanding anything to the contrary contained in clause 5 the Warranties shall be qualified by the following provisions and in the event of any inconsistency between such and the rest of the provisions of clause 5 the following provisions shall prevail.

5.8 The Warrantors shall not be liable in respect of any claim under the Warranties to the extent that the matter or matters giving rise to such claim are within the actual knowledge of the Buyer its agents or advisers.

5.9 The liability of the Warrantors in respect of any breach of the Warranties shall be limited as follows:

(a) The maximum liability of the Warrantors in respect of all and any claims under the Warranties shall in no event exceed the amount of the Consideration due and payable to him as set out in
Schedule 2.

(b) The Warrantors shall not be liable in respect of any claim under the Warranties where the amount of such claim does not exceed pound sterling 2,500.

(c) The Warrantors shall not be liable in respect of all and any claims made by the Buyer under the Warranties unless and until the aggregate cumulative liability of the Warrantors in respect of all and any such claims (ignoring for these purposes all and any claims in respect of which the Warrantors do not have any liability pursuant to the provisions of 5.9(b)) exceeds pound sterling10,000 in which event the Warrantors shall be liable for such liability.

5.10 The Warrantors shall not be liable in respect of any claim under the Warranties unless it shall have been made on or before 31 March 2000.

5.11 No claim under the Warranties shall be deemed to have been made unless notice of such claim was made in writing to the Warrantors specifying in reasonable detail the event of default to which the claim relates and the nature of the breach and the amount claimed.

5.12 Any claim in respect of which notice shall have been given in accordance with clause 5.11 above shall be deemed to have been irrevocably withdrawn and lapsed (not having been previously satisfied settled or withdrawn) if proceedings in respect of such claim have not been issued and served on the Warrantors not later than the expiry of the period of 12 months after the date of such notice.

5.13 Where the Buyer's Group is or is likely to be entitled to recover from some other person any sum in respect of any matter giving rise to a claim for breach of the Warranties then the Buyer shall procure that reasonable steps are taken to enforce such recovery and if any sum is so recovered then either the amount payable by the Warrantors in respect of that claim shall be reduced by an amount equal to the sum so recovered (less the reasonable costs and expenses of recovering it and any taxation payable by the Buyer's Group as a result of its receipt) or (if an amount shall already have been paid by any of the Warrantors in respect of that claim) there shall be repaid to the Warrantors an amount equal to the amount so recovered (less the reasonable costs and expenses of its recovery and any taxation payable by the Buyer's Group as a result of its receipt) or (if less) the amount of such payment.

5.14 Without prejudice to the generality of clause 5.13 above the provisions of that clause shall apply where any of the Buyer's Group is entitled to recover from its insurers (in respect of insurance effected on or before the Completion Date) any sum in respect of any matter giving rise to a claim under the Warranties.

5.15 The Warrantors shall have no liability (or such liability shall be reduced) in respect of any claim for breach of any of the Warranties:

(a) if and to the extent that provision or reserve for or in respect of the liability or other matter giving rise to such claim has been made in the Accounts or Management Accounts;

(b) if and to the extent that such claim is attributable to any voluntary act or omission of or transaction or arrangement carried out by any of the Buyer's Group after Completion otherwise than in the ordinary course of business;

(c) if and to the extent that such claim would not have arisen or would have been reduced or eliminated but for the failure or omission on the part of any of the Buyer's Group to make any claim election surrender or disclaimer or give notice or consent to do any other thing under the provisions of any enactment or regulation relating to Taxation after Completion the making giving or doing of which was taken into account in computing the provision for Taxation in the Accounts;

(d) if and to the extent that such claim relates to a liability for Taxation which would not have arisen but for any winding up or cessation after the Completion Date of any trade or business carried on by any of the Buyer's Group;

(e) if and to the extent such claim would not have arisen but for a change of accounting policy or practice of any of the Buyer's Group after the Completion.

5.16 The amount of any claim for breach of Warranties shall take into account the amount of any relief from Taxation arising by virtue of the loss or damage in respect of which the claim was made.

5.17 Nothing in this clause shall derogate from the Buyer's obligation to mitigate any loss which it suffers in consequence of a breach of the Warranties.

5.18 If in respect of any claim under the Warranties the liability of the Warrantors or any of the Buyer's Group is contingent only then the Warrantors shall not be under any obligation to make any payment to the Buyer (or the Company) until such time as the contingent liability ceases to be contingent and becomes actual provided that the provisions of clause 5.12 shall not apply to such claim whilst such liability remains contingent.

5.19 Any amount payable by the Warrantor in satisfaction of any claim made under the Warranties shall be treated as a reduction by that amount of the Consideration.

5.20 The Buyer shall upon it or any of the Buyer's Group becoming aware of any matter or event ("the Matter") which might give rise to a claim under the Warranties immediately give notice in writing to the Warrantors of the Matter.

5.21 The Buyer shall provide and shall procure that each of the Buyer's Group will provide to the Warrantors and the Warrantors' professional advisers reasonable access to premises and personnel and to any relevant assets documents and records within their power possession or control for the purpose of investigating the Matter and shall allow the Warrantors and its advisers to take copies of any relevant documents or records.

5.22	The Buyer shall not and shall procure that none of the
Buyer's Group will admit liability in respect of or compromise or settle the Matter without the prior written consent of the Warrantors (such consent not to be unreasonably withheld or delayed).

5.23 The Warranties are given on the basis of the Company continuing to carry on business after the Completion Date as a going concern.

5.24 In the event of any claim for breach of the Warranties being established, the Warrantors shall be entitled to set off against the claim the amount by which (after adjustment where appropriate for Taxation in respect of revenue items):

(a) the asset values used in the Management Accounts are understated;

(b)  the liabilities taken into account in the Management
Accounts are overstated.

5.25 The Buyer warrants to and undertakes with the Warrantors that:

(a) it has the requisite power and authority to enter into and perform this agreement;

(b) the execution and delivery of and the performance by it of its obligations under this agreement will not:

(i) result in a breach of any provision of its memorandum or articles of association

(ii) result in a breach of or constitute a default under any agreement or instrument of which it is a party or by which it is bound

(iii) result in a breach of any applicable order judgement or decree of any court or governmental authority.


6.  Restrictive Covenants

6.1  In this clause 6:-

(a) "the Business" - means the distribution of educational software products

(b)  "the Prohibited Area" - means (i) England, Wales, Scotland,
Northern Ireland, Eire, Channel Isles and the Isle of Man, and

(ii) any other country in the world in which the Company has supplied goods or services within the two years preceding
Completion

6.2 In further consideration of the sale and purchase effected by this Agreement and in order to protect the goodwill of the Company, each of the Covenantors hereby undertakes with the Buyer as follows:-

(a) he shall not at any time hereafter divulge or communicate to any person for his own or any other person's benefit or to the detriment or possible detriment of the Company or the Buyer, any of the trade secrets or other confidential information of the Company or the Business, or of any client, customer or supplier, which has or may come to his knowledge provided that the whole of this restriction shall not apply to information which either has become public knowledge (other than through the Buyer and Covenantor or this sub-clause) or to the extent required by law;

(b) if he has obtained trade secrets or other confidential information belonging to any third party under an agreement which contained restrictions on disclosure he will not at any time infringe such restrictions;

(c) he will not either directly or indirectly as a director, employee, partner or shareholder within one year after Completion carry on, or be engaged, concerned or interested in carrying on the Business within the Prohibited Area in competition with the Company;

(d) in connection with any business competing or likely to compete with the Business, he will not use any business name, trade mark or logo owned by the Company within the two years preceding Completion, or any confusingly similar business name, trade mark or logo;

(e) he will not within one year after Completion, provide any advice, technical or otherwise, to any person carrying on business in the Prohibited Area in competition with, the Current
Business or the Company;

(f) he will not within one year after Completion solicit the customers of, interfere with, or endeavour to entice away from the Company, any person who at any time during the two years immediately preceding Completion was a customer of the Company in relation to goods sold to that person by the Company;

(g) he will not within one year after Completion employ, seek to employ, interfere with, or endeavor to entice away from the Company, any person employed by the Company at any time during the last two years immediately preceding Completion; and

(h) he will not do any of the above-mentioned things directly or indirectly, with or for or on behalf of any other person.

6.3 Nothing in this clause shall preclude a Covenantor from owning (for investment purposes only) not more than 5% of the equity share capital of any company listed on The Stock Exchange or a recognised investment exchange (as that term is defined in Section 209 Financial Services Act 1986).

6.4 The parties confirm that they consider the restrictions contained in this clause 6 to be reasonable in all respects, but if any such restriction is held to be invalid or ineffective, but would not be so held if some part of it were deleted, or some modification were made to its terms, the parties agree that such restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

6.5 The provisions of sub-clauses 6.2(a) to (h) are separate and several undertakings and shall be enforceable accordingly.

7.  General

7.1 This Agreement shall enure for the benefit of the successors in title and assigns of each party: but no party may transfer its obligations hereunder. The Buyer may assign all or any of its rights under this Agreement or any Supplemental Agreement to any other member for the time being of the Buyer's Group.

7.2 The Warrantors undertake that they and any necessary third party shall execute and perform all such further acts, deeds or assurances as may be required to vest the Shares in the Buyer and otherwise to fulfil the provisions of this Agreement.

7.3 Insofar as any provisions of this Agreement are not performed at Completion they will remain in full force and effect notwithstanding Completion.

7.4 The Buyer may release or compromise the liability of, or grant any time, forbearance or indulgence to, any Warrantor under this Agreement and any Supplemental Agreement without modifying, affecting or prejudicing its rights against any other Warrantor.

7.5 The Buyer's exercise of or failure to exercise, any right or remedy will not constitute a waiver of that or any others any other right or remedy.

7.6 If any term or provision of this Agreement or any Supplemental Agreement is held to be wholly or partly illegal or unenforceable at law, that term or provision shall to that extent be deemed not to form part of this Agreement or that Supplemental Agreement but the enforceability of the remainder of this Agreement or that Supplemental Agreement shall not be affected.

7.7 None of the Sellers will make any announcement in connection with this Agreement without the Buyer's written approval, unless required by law or the Stock Exchange, or any other recognised investment exchange (as that term is defined in Section 209 Financial Services Act 1986) or other relevant regulatory authority and then only after prior consultation with the Buyer.

7.8 If any provision of this Agreement (or of any agreement or arrangement of which this Agreement forms part) renders this Agreement, or the said agreement or arrangement, liable to registration under the Restrictive Trade Practices Act 1976, that provision will not take effect until the day after particulars of this Agreement, or the said agreement or arrangement, have been duly furnished to the Director General of Fair Trading pursuant to Section 24 of the said Act.

7.9 Each party will bear all professional or other fees and expenses incurred by it in connection with the negotiation and completion of this Agreement, and all acts and Events contemplated by it, save as provided in sub-clause 4.8.

7.10 Time shall be of the essence of this agreement, both as regards the dates and periods specifically mentioned, and as to any substituted dates and periods agreed in writing by the parties.

7.11 This Agreement and all Supplemental Agreements together constitute the entire agreement between the parties relating to the sale and purchase of the Shares and no variation of its or their terms will have effect unless it is in writing and signed by each party.

7.12 This Agreement shall be governed by and construed in accordance with English Law and the parties submit to the jurisdiction of the English Courts.

8.  Notices

8.1 Any notice to be given under this Agreement or any Supplemental Agreements shall be in writing, and may be delivered by hand, or sent by airmail post or facsimile letter, addressed to the party to be served (in the case of an individual) at the address herein stated and (in the case of a company) at its principal place of business for the time being or (in either case) to such other address as the addressee may from time to time have notified for the purpose of this clause.

8.2 Notices delivered by hand shall be deemed to have been served at the time of actual delivery. Notices sent by post shall be deemed to have been served at the expiry of forty-eight hours after posting. Notices sent by telex or by facsimile shall be deemed to have been served three hours after transmission if transmitted before 2 p.m. on a business day, and otherwise by 11 a.m. on the next business day.

8.3 In proving service by post it shall be sufficient to prove that the envelope containing the notice was properly addressed, and posted.


AS WITNESS the hands of the parties or their duly authorised representatives the day and year first before written.

Signed by /s/GEOFFREY  GLOSSOP

Signed by /s/TERESA  GLOSSOP

Signed by /s/GEOFFREY GLOSSOP
 On behalf of  FIELD HOUSE No. 1 TRUST

Signed by /s/GEOFFREY GLOSSOP
On behalf of FIELD HOUSE No. 2 TRUST

Signed by /s/JEFFREY BUTLER
for and on behalf of
the AMERICAN EDUCATION
CORPORATION


SCHEDULE 1


Details of the Company and the Subsidiaries

Part 1:  The Company

Company Number:  3300194

Date and Place of incorporation:  9th January 1997

Share Capital:
Authorised		Issued and Allotted
pound sterling 500,000		pound sterling 50,000

Issued Shares held by:
                            Number and
Shareholder                 Class of Shares                Beneficial Owner
Teresa Glossop              625  Ordinary pound sterling 1
Field House No. 1 Trust	    9,375  Ordinary
Field House No. 2 Trust    40,000  Ordinary pound sterling 1

Registered Office:
16 Queen Street, Ilkeston, Derbyshire, DE7 5GT

Directors:
Geoffrey Glossop
Teresa Glossop

Secretary:
Guy Richard Glossop

Accounting Reference Date:  31st December

Auditors:
Gregory Priestly & Stewart


SCHEDULE 2
The Sellers


    (1)            (2)             (3)             (4)
    Full Name	 Registered	     Number of	   Consideration
		       Address	     Ordinary Shares stock and
                                   to be sold      Cash

(1)Teresa Glossop  Field House     625             US$10,360
                   6 Hayley Croft
                   Duffield
                   Derbyshire
                   DE56 4HJ


(2)Field House     Field House     9,375           US$155,400
   No 1 Trust      6 Hayley Croft
                   Duffield
                   Derbyshire
                   DE56 4HJ


(3)Field House     Field House     40,000          510,030
   No 2 Trust      6 Hayley Croft                  shares
                   Duffield                        AEC Common
                   Derbyshire                      Stock
                   DE56 4HJ                        (Value
                                                   $663,039)



SCHEDULE 3

Warranties by the Warrantors

1.  The Shares

1.1 The Warrantors are the beneficial owners and registered holders of all the Shares and have full power and authority to sell and transfer the same to the Buyer on the terms of this Agreement without the consent of any third party.

1.2 The Shares are fully paid or are credited as fully paid and constitute the whole of the issued and allotted share capital of the Company.

1.3 There is in force no agreement or arrangement which provides (conditionally or otherwise) for the issue, allotment or transfer of any share or loan capital of the Company
(including any option or right of pre-emption or conversion).

1.4 None of the Shares was, or represents assets which were the subject of a transfer at an undervalue (within the meaning of the Insolvency Act 1986 Section 238 or Section 239) within the past five years.

1.5  None of the Shares has been the subject of a transfer:

(a) for the purpose of putting assets beyond the reach of any person who may at some time make a claim against the transferor;
or

 (b) for the purpose of otherwise prejudicing the interests of such a person in relation to any claim he might make.

2.  The Warrantors' Capacity

2.1 The Warrantors have full power and authority to enter into and perform this Agreement and the documents to be delivered by them at Completion, without the consent of any third party, and the obligations herein do, and in such documents shall, constitute binding obligations, enforceable on them in accordance with their terms.

2.2 There is no charge, pledge, lien, or other encumbrance on, over or affecting the Shares or arrangement to give or create any such charge, pledge, lien or encumbrance.

3.  Accounts

3.1 The Accounts were prepared in accordance with the historical cost convention.

3.2  The Accounts:-

(a) give a true and fair view of the assets and liabilities of the Company at the Accounts Date and its profits for the financial period ended on that date;

(b) comply with the requirements of the Companies Acts and other relevant statutes;

(c)  comply with all current SSAPs applicable to a United
Kingdom company;

(d) are not affected by any extraordinary, exceptional or non-recurring item;

(e) properly reflect the financial position of the Company as at the Accounts Date;

(f) fully disclose all the assets of the Company as at the Accounts Date; and

(g) make full provision or full reserve for all liabilities and capital commitments of the Company outstanding at the Accounts
Date, including those contingent, unquantified or disputed, liabilities of which the Warrantors are aware.

3.3 No amount included in the Accounts in respect of any asset, whether fixed or current, exceeds its purchase price or production cost (within the meaning of Schedule 4 CA 1985) or (in the case of current assets) its net realisable value on the Accounts Date.

3.4 (a) In the Accounts the stock-in-trade and work in progress of the Company have been treated in accordance with SSAP 9.

(b) In the Accounts all redundant, obsolete and slow-moving stock-in-trade has been fully written off.

3.5 In the Accounts the fixed assets of the Company have been depreciated in accordance with SSAP 12.

3.6 Where provision for deferred taxation is not made in the Accounts, full details of the amounts of such deferred taxation have been disclosed in the Disclosure Letter.

3.7 (a) No part of the amounts included in the Accounts, or subsequently recorded in the books of the Company, as owing by any debtor, is overdue by more than twelve weeks, or has been released on terms that any debtor pays less than the full book value of his debt, or has been written off, or has proved to any extent to be irrecoverable or is now regarded by the Company as irrecoverable in whole or in part.

(b) The amounts due from debtors as at Completion (less the amount of any relevant provision or reserve in the Accounts or disclosed in the Disclosure Letter) will be recoverable in full in the ordinary course of business and none of those debts is subject to any counter-claim or set off, except to the extent of any such provision or reserve.

3.8 The Company has not at any time had an accounting reference date for the purposes of Section 224 CA 1985 other than the date specified in Schedule 2.

3.9 All the accounts, books, ledgers, financial and other records, of whatsoever kind of the Company:

(a)  are in its possession;

(b) have been properly and reasonably accurately kept and completed;

(c) so far as the Warrantors are aware do not contain any material inaccuracies or discrepancies; and

(d) give a proper reflection of its trading transactions, and its financial, contractual and trading position.

3.10	The Management Accounts:-

(a) give a fairly stated view of the profits, assets and liabilities of the Company for the periods to which they relate;

(b) were prepared in accordance with the historical cost convention and generally accepted accounting principles in the United Kingdom, consistently applied throughout;

(c) properly reflect the financial position of the Company as at their date; and

(d) contain or make direct reference to all information and factors necessary to accurately determine the gross profit margin (as that term is commonly understood) on sale of products and supply of services by the Company.

4.  Corporate Matters

4.1 (a) The only directors of the Company are the persons whose names are listed in relation to the Company in Schedule 2.

(b) No person is a shadow director (within the meaning of Section 741 CA 1985) of the Company but is not treated as one of its directors for all the purposes of CA 1985.

4.2  The Company:-

(a) is not the holder or beneficial owner of, nor has agreed to acquire, any share or loan capital of any company (whether incorporated in the United Kingdom or elsewhere); and

(b) has no branch, agency or place of business, or any permanent establishment (as the expression is defined in the relevant double taxation relief order current at the date of this Agreement) outside the United Kingdom.

4.3 Since the Accounts Date the Company has not issued or allotted, or agreed to issue or allot, any share or loan capital.

4.4 No one is entitled to receive from the Company any finder's fee, brokerage or other commission in connection with the sale and purchase of the Shares under this Agreement.

4.5 (a) The copy of the Memorandum and Articles of Association of the Company which is attached to the Disclosure Letter is accurate and complete in all respects and has embodied in it or annexed to it a copy of every such resolution as is referred to in Section 380 CA 1985.

(b) The register of members and other statutory books of the Company have been properly kept and contain an accurate and complete record of the matters with which they should deal.

(c) No notice or allegation that any of the foregoing is incorrect or should be rectified has been received by the Warrantors or the Company.

(d) Since the Accounts Date no resolution of any kind of the shareholders of the Company has been passed (other than resolutions relating to business at Annual General Meetings which was not special business).

4.6 (a) All returns, particulars, resolutions and documents required by the CA 1985 or any other legislation to be filed with the Registrar of Companies, or any other authority, in respect of the Company have been duly filed and were correct;

(b) due compliance has been made with all the provisions of the CA 1985 in connection with the formation of the Company, the allotment or issue of shares, debentures and other securities, the payment of dividends and the conduct of its business.

(c) All charges in favour of the Company have (if appropriate) been registered in accordance with the provisions of Sections
395, 409, 410 and 424 CA 1985.

4.7 The Company has in its possession all title documents relating to its assets, an executed copy of all agreements to which it is a party, and the original copies of all other documents which it owns or which ought to be in its possession.

4.8 There are not pending, or in existence, any investigations or enquiries by, or on behalf of, any governmental or other body in respect of the affairs of the Company.

5.  Information Given to Buyer


5.1 There are no material facts or circumstances in relation to the assets, business or financial condition of the Company, which have not been fully and fairly disclosed in writing to the Buyer or the Buyer's Solicitors, and which, if disclosed, might reasonably have been expected to affect the decision of the Buyer to enter into this Agreement.

6.  Taxation

6.1  Administration

(a) The Accounts reserve or provide in full for all Taxation of any nature whatsoever or other sums imposed, charged, assessed, levied or payable under the Taxation Statutes for which the Company was at the Accounts Date liable or able to be made liable, and so far as the Warrantors are aware the Accounts reserve in full for any contingent or deferred liability to Taxation.

(b) The Company has duly paid all tax which it has become liable to pay and is under no liability (and has not within the 6 years prior to the date hereof been liable) to pay any penalty or interest in connection with any claim for tax.

(c) So far as the Sellers are aware all payments by the Company to any person which ought to have been made under deduction of tax have been so made and the Company has if required by law to do so, accounted to the Inland Revenue for the tax so deducted.

(d) The Company has operated the Pay As You Earn system accurately and correctly and has complied with all its reporting obligations to the Inland Revenue in connection with benefits provided for employees of the Company.

(e) All returns which should have been made by the Company for any Taxation purpose in respect of any accounting period up to and including the accounting period ending on the Accounts Date have been made, are correct and on a proper basis and not the subject of any dispute with the Inland Revenue, and the computations have been agreed with the Inland Revenue and the Company has made all returns and provided all information required to be provided under the Taxes Management Act 1970 or pursuant to any notice served thereunder.


(f) The Company is not involved in any dispute with any Taxation authority whether within the United Kingdom or overseas.

(g)  Without prejudice to the generality of sub-clauses (b) and
(d) above, the Company will on Completion have duly paid to the Inland Revenue or other appropriate authority:

(i) all amounts of value added tax then due by the Company in respect of goods or services supplied prior to Completion;

(ii) all amounts of import duty and other taxes or charges payable upon the importation of goods and all excise duties payable in respect of any assets (including trading stock) imported or owned by the Company;

(iii) all income tax deductible prior to Completion by virtue of the PAYE regulations from time to time in force;

(iv) all advance corporation tax due in respect of franked payments under Section 14 ICTA and Schedule 13 thereof; and

(v) all National Insurance contributions (due from both the employer and the employee) in respect of the employees of the Company.

(h) The Company has not participated in any payroll deduction scheme as defined in Section 202 ICTA.

(i) All statements and disclosures made to any authority in connection with any provision of the Taxation Statutes were when made, and remain, complete and accurate in all material respects.

6.2 (a) The Company is and has always been resident in the United Kingdom for Taxation purposes.

(b) The Company is not and has at no time been an investment company nor an investment trust for the purposes of the Taxation
Statutes.

(c) The Company is a close company for the purposes of the Taxation Statutes.

(d) The Company has no and has at no time had any associated company for the purposes of the Taxation Statutes.

(e)  The Company is not a member of a European Economic Interest
Grouping or any other kind of partnership, consortium or joint venture.

(f)  All tax clearances obtained (if any) have been disclosed.

(g) All tax warranties and indemnities given to or received from third parties (if any) have been disclosed.

6.3  Capital Gains

(a) If each of the capital assets of the Company were disposed of otherwise than to an Associate for a cash consideration equal to the book value of the asset in, or adopted for the purpose of the Accounts no chargeable gain would accrue for the purposes of TCGA.

(b) Save as provided for in the Accounts, the Company has not made any claim and is not entitled to make any claim under
Section 279 TCGA (relief in respect of delayed remittances of gains) or Section 585 ICTA (relief from tax on delayed remittances).

(c) No claims for rollover relief under Section 23 or 247 TCGA have been made by the Company.

(d)  There are no capital losses carried forward by the Company.

(e) The Company has not acquired any assets subject to a claim for holdover relief under Sections 165 or 260 TCGA or Section 79
FA 1980.

(f) There has not accrued any gain in respect of which the Company may be liable to corporation tax by virtue of the provisions of Section 13 TCGA (non-resident Company).

(g) No claim for rollover relief under Sections 152 to 158 TCGA made or provided for in the Company's accounts will or may be withdrawn when the Company leaves its existing group.

(h) The Company has not made any claim under Sections 152, 153 and 154 TCGA (replacement of business assets) with regard to the consideration for the disposal of or of its interest in any assets which are defined in the said Section 152(1) as "the old assets", and no assets owned by the Company and "the new assets" (as so defined) in relation to any claim made by any other company.

(i) The Company has not received any asset by way of gift as mentioned in Section 282 TCGA and will not receive any such asset before Completion.

(j) Since the Accounts Date there has not been any transaction in respect of which the Company is or may become liable to Taxation under the corporation tax provisions relating to capital gains and the Company will not before Completion enter into any such transaction without the prior written consent of the Buyer.

(k) The Company has not been a party to, or involved in any scheme or arrangements whereby the value of any asset has been materially reduced so that on a disposal of the asset by the Company, Sections 30 to 34 inclusive TCGA (capital gains: value shifting) may be applicable.


(l) No gain chargeable to corporation tax will accrue to the Company on the disposal or satisfaction of a debt by reason of
Section 251 TCGA (debts).

(m) No part of the consideration given by the Company for a new holding of shares (within the meaning of Section 126 TCGA) will be disregarded by virtue of Section 128(2) TCGA.

(n) The Company has not been a party to, or involved in any share for share exchange nor any scheme of reconstruction or amalgamation such as are mentioned in Sections 135 and 136 TCGA or Section 139 TCGA under which shares or debentures have been issued or any transfer of assets effected.

(o) The Company has not effected any demerger such as is mentioned in Section 213 ICTA.

(p)  The Company has not made any election under paragraph 4 of
Schedule 2 to the TCGA.

(q) The Company has not made any election for all the Company's assets then held (subject to paragraph 7 of Schedule 3 to the TCGA) to have a 31 March 1982 base value pursuant to Section
35(5) TCGA.

(r) The Company has not disposed of or acquired any asset in circumstances falling within Section 17 TCGA and is not entitled to any capital loss to which Section 18(3) TCGA will apply.

(s) The Company is not liable to be assessed to any taxation under the provisions of Section 189 or Section 190 TCGA.

(t) No loss which has arisen or may arise on the disposal by the Company of shares in, or securities of any company is liable to be disallowed in whole or in part by virtue of Section 176 or
Section 177 TCGA.

(u) The Company has not ceased to be a member of a group of companies for the purposes of Section 178 and 179 TCGA, (deemed disposal of a chargeable asset) otherwise than as part of a merger to which Section 181 Taxes Act 1970 applies.

(v) The Company does not own any asset which was acquired from another company which was at the time a member of a group of Companies for the purposes of Section 170 TCGA.

(w) The execution or completion of this Agreement will not result in any profit or gain being deemed to accrue to the Company for Taxation purposes.

6.4  Profits and Losses

(a) The Company has not paid remuneration or compensation for loss of office nor made any gratuitous payment to any of its present or former directors or employees which will not be deductible in computing the taxable profits of the Company.

(b) No provision has been made in the Accounts which will not be allowable for Taxation purposes.

(c) No change of ownership of the Company has taken place in circumstances such that Section 768 ICTA (change in ownership of company: disallowance of trading losses) has or may be applied to deny relief for a loss or losses incurred by the Company and within the period of three years ending with the date of this Agreement, there has been no major change in the nature or conduct of any trade or business carried on by the Company, nor has the scale of the activities in any trade or business carried on by the Company at any time become small or negligible for the purposes of the section.

(d) No change in ownership of the Company nor any major change in the nature or conduct of any trade or business carried on by the Company has occurred in circumstances such that Section 245 ICTA (calculation of advance corporation tax on change of ownership) has been or may be applied.

(e) All Taxation losses of the Company are trading losses and are available to be carried forward and set-off against income from the same trade in succeeding periods and are agreed with the Inland Revenue.

(f) The Company has not made and is under no obligation under which it is, or at any time may become, liable to make any payment of interest, an annuity or other annual payment such as may be disallowed as a deduction, as a set-off or as a charge on income or otherwise be unrelieved for corporation tax purposes whether by virtue of Section 787 ICTA (restriction of Relief for Payments of Interest) or Section 125 ICTA (annual payments for non-taxable consideration) or otherwise.

(g) The Company has not since 22 June 1971 entered into any such transaction as is mentioned in Section 780 ICTA (sale and leaseback: taxation of consideration received).

(h) The Company has not effected or entered into any act, transaction or arrangement of any nature whereby it has incurred, or may hereafter incur, any liability under, or by virtue of any of Sections 770, 781, 782 and 783 ICTA.

(i) The Company has not surrendered nor agreed to surrender any amount by way of group relief under the provisions of Chapter IV of Part X of ICTA (group relief).

(j) The Company is not, and has not at any time been, party to any arrangements falling within Section 410 ICTA (arrangements for transfer of company to another group or consortium).


(k) The Company is not, and will not become, liable to make any payment for an amount surrendered by any other company under, or in connection with the provisions of Sections 240 and 402 ICTA.

(l) Since the Accounts Date the Company has not surrendered or claimed any advance corporation tax under the provisions of
Section 240 ICTA (set-off of Company's surplus advance corporation tax against subsidiary's liability to corporation tax).

(m)  The Disclosure Letter contains:

(i)  particulars of all elections made by the Company under
Section 247 ICTA which are now in force;

(ii) particulars of all arrangements and agreements relating to group relief as defined in Section 402 ICTA to which the Company is or has been a party; and

(iii) particulars of all agreements or arrangements to which the Company is or has been a party relating to the surrender of advance corporation tax (whether made or received by the Company) under Section 240 ICTA.

(n) All capital allowances made or to be made to the Company in respect of capital expenditure incurred prior to the date of this Agreement, or to be incurred under any subsisting commitment, have been made, or will be made in taxing its trade.

(o) No allowances have been claimed by the Company which are liable to be reduced or withdrawn by virtue of Sections 1(6), 24, 46 and 47 Capital Allowances Act 1990.

(p) The Company has neither made any claim for, nor received any payment by way of, grant under the Industrial Development
Act 1982, such that a charge to tax under Case 1 or Case VI of Schedule D might be made under Section 93 ICTA.

(q)  Since the  Accounts Date and pending Completion, the
Company has not and will not have made or received any surrender relating to group relief or advance corporation tax.

6.5  Inheritance Tax

(a) The Company has not entered into any transaction which has or may give rise to a direct or indirect charge to inheritance tax.

(b) The Company is not liable to be assessed to inheritance tax by virtue of Part VII of the Inheritance Tax Act 1984.

(c) There is no unsatisfied liability to inheritance tax attached or attributable to the Shares or any asset of the Company, and in consequence, no person has the power to raise the amount of such tax by sale or mortgage of or by a terminable charge on any of the Shares or assets of the Company as mentioned in Section 212 Inheritance Tax Act 1984 and none of the Shares or assets of the Company are subject to an Inland Revenue charge within Section 237 Inheritance Tax Act 1984.

(d) The Company is not entitled to an interest in possession in settled property.

6.6  Value Added Tax

(a) The Company is duly registered for Value Added Tax purposes and has complied in all respects with the Value Added Tax Act 1994, all orders, provisions, directions or conditions made or imposed thereunder and all provisions relating to Value Added Tax contained in the Taxation Statutes and has made and obtained full complete correct and up-to-date records invoices and other documents appropriate or requisite for the purposes of such legislation and is not liable to any forfeiture or penalty or to the operation of any penal provisions and has not been required by the Commissioners of Customs and Excise to give security and the Company is not registered for Value Added Tax as a member of a group of companies.

(b) The Disclosure Letter contains full details of any assets of the Company to which the provisions of Part VA Value Added Tax (General) Regulations 1985 (the Capital Goods Scheme) apply and in particular the identity (including in the case of leasehold property the terms of years), date of acquisition and cost of the asset and the proportion of input tax for which credit has been claimed (either provisionally or finally in a tax year and stating which).

(c) All supplies made by the Company are taxable supplies and the Company is not and will not be denied credit for any input tax by reason of the operations of Section 15 Value Added Tax
Act 1983 and regulations made thereunder.

(d) No supplies have been made to the Company to which the provisions of Section 7 Value Added Tax Act 1983 might apply.

(e) The Disclosure Letter contains details and copies of all elections, together with the relevant notification, made by the Company pursuant to paragraph 2 Schedule 6A Value Added Tax Act
1983.

(f) The Company is not and has not since 1 August 1989 been in relation to any land, building or civil engineering work a developer within the meaning of paragraph 5(5) Schedule 6A Value
Added Tax Act 1983.

(g) The Disclosure Letter contains copies of all certificates issued by the Company pursuant to paragraph 13(4)(f) Schedule 3
Finance Act 1989.

(h)  Full details of any claim for bad debt relief under Section
11(9) FA 1990 made by any member of the Group has been disclosed in writing to the Buyer.

6.7  Stamp Duty, Stamp Duty Reserve Tax and Capital Duty

(a) The Company has duly paid all capital duty and all loan capital duty for which it has at any time been liable.

(b) Within the 7 years ending on the date of this Agreement, the Company has not made any claim for relief or exemption under
Section 55 FA 1927, or Section 42 FA 1930, or Part III Schedule 19 FA 1973, or Section 78 FA 1985 or Sections 75, 76 and 77 FA 1986.

(c) All instruments (other than those which have ceased to have any legal effect) to which the Company is a party have been duly stamped.

(d) The Company has duly paid all stamp duty reserve tax for which it has at any time been liable.

6.8  Anti Avoidance

(a) The Company has not entered into or been a party to any schemes or arrangements designed partly or wholly for the purpose of avoiding or deferring Taxation.

(b) No gain of a capital nature as defined in Section 776 ICTA (transactions in land: taxation of capital gains) has been realised from the disposal of land in respect of which the Company could be assessed to Tax under the provisions of that section.

(c) The Company has not obtained any tax advantage in consequence of any transaction in securities to which the provisions of Section 703 ICTA (cancellation of tax advantage) apply.

6.9  Overseas Elements

(a) The Company does not carry on any trading activities outside the United Kingdom.

(b) The Company has made all appropriate claims for relief under Double Taxation Relief Conventions, orders or other arrangements current at the date of this Agreement and has obtained full double tax relief for all income from outside the United Kingdom.

(c) The Company has not transferred a trade carried on by it outside the United Kingdom in circumstances such that a chargeable gain may be deemed to arise ata date after such transfer under Section 140 TCGA (postponement of charge on transfer of assets to non-resident company).

(d)  The Company has not been a party to any election made under
Section 187(1)(b) TCGA.

(e)  The Company does not have an overseas subsidiary.

(f)  The Company is not a member of an overseas partnership.

(g) The Company has not entered into any unlawful transaction under Sections 765 and 766 ICTA (migration of companies). There are attached to the Disclosure Letter copies of all notices required pursuant to The Movements of Capital (Required
Information) Regulations 1990.

(h) The Company has not received foreign loan interest on which double taxation relief will or may be restricted under Section
798 ICTA (Interest on Certain Overseas Loans).

(i) No notice of the making of a direction under Section 747 ICTA (imputation of chargeable profit and creditable tax of controlled foreign companies) has been received by the Company and no circumstances exist which would entitle the Inland Revenue to make such a direction and to apportion any profit of a controlled foreign company to the Company pursuant to Section 752 ICTA (apportionment of chargeable profit and creditable tax).

(j) The Company has not and has at no time had for the purposes of Chapter V of Part XVII ICTA an interest in an offshore fund which is or has at any time been a non-qualifying offshore fund.

(k) The Company will not at Completion have any liability for any Taxation outside the United Kingdom.

(l) The Disclosure Letter contains full particulars of all notices given to the Company under the Double Tax Relief (Taxes on Income) (General) Regulations 1970 and the Double Tax Relief
(Taxes on Income) (General) (Dividend) Regulations 1973.

6.10  Close Companies

(a) The Company has received apportionment clearances under paragraph 16 Schedule 19 ICTA for all periods up to and including the last accounting period beginning before 1 April 1989 and the information and particulars supplied to the Inspector of Taxes made full and accurate disclosure of all material facts and considerations.

(b) The Company has not made any such transfer as is referred to in Section 125 TCGA (transfer of assets at an undervalue).

(c) The Company has at all times up to the Accounts Date, been a trading company or a member of a trading group as defined in paragraph 7 Schedule 19 ICTA.

(d) No distributions within Section 418 ICTA (additional matters to be treated as distributions) have been made by the Company.

(e) No loan or advance within Section 419 ICTA (loans to participators etc) has been made or agreed to by the Company and the Company has not since the Accounts Date released or written off the whole or part of the debt in respect of any such loan or advance.

6.1  Taxation Generally

(a) The Company has not issued any share capital to which the provisions of Section 249 ICTA (Stock Dividends) could apply nor does it own any such share capital.

(b) Since the Accounts Date, the Company has not made any purchase of its own shares such as is mentioned in Section 219
ICTA or otherwise in respect of which no Inland Revenue clearance has been obtained.

(c) No security issued by the Company and remaining in issue at the date of this Agreement was issued in such circumstances that the interest payable thereon falls to be treated as a distribution under Section 209 ICTA (meaning of distribution).

(d) The Company has not issued or acquired any deep discount securities as defined in Schedule 4 ICTA or any deep gains securities as defined in Schedule 11 FA 1989.

(e)  The Company has not at any time:

(i) repaid or redeemed or agreed to repay or redeem any shares of any class of its share capital, or otherwise reduced or agreed to reduce its share capital or any class thereof; or

(ii) capitalised or agreed to capitalise in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares, debentures or other securities, any profits or reserves of any class or description or passed or agreed to pass any resolution to do so.

(f) Neither the Company nor any of its employees are affected by any of the following kinds of employee benefit schemes
(whether approved by the Inland Revenue or not):

(i)  profit sharing scheme;

(ii)  savings related share option scheme;

(iii)  executive share option scheme;

(iv)  employee share ownership plan;

(v)  qualifying share ownership trust;

(vi)  profit related pay scheme;

(vii)  single company or corporation personal equity plan.

(g) Since the Accounts Date and pending Completion, the Company has not carried out or entered into any transactions and no other Event has occurred in consequence of which (whether alone or together with any one or more transactions or Events occurring on or after the date of this Agreement) any liability to Taxation of the Company has arisen or will or any arise (or would have arisen or would or might arise but for the availability of any relief allowance deduction or credit) other than corporation tax on actual income (and not chargeable gains or deemed income) of the Company arising from transactions entered into in the ordinary course of business.

7.  Finance

7.1  Capital Commitments

There were no commitments on capital account outstanding at the Accounts Date which were not provided for in the Accounts and since the Accounts Date the Company has not made or agreed to make any material capital expenditure, or incurred or agreed to incur any capital commitments, nor has it disposed of or realised any capital assets or any interest therein.

7.2  Dividends and Distributions

(a)  Since the  Accounts Date no dividend or other distribution
(as defined in ICTA Chapter II of Part VI as extended by Section
418 ICTA) has been, or is treated as having been, declared, made or paid by the Company.

(b) All dividends or distributions declared, made or paid by the Company have been declared, made or paid in accordance with its Articles of Association and the applicable provisions of CA
1985.

7.3  Bank and Other Borrowings

(a) Full details of the Company's bank facilities are set out in the Disclosure Letter.

(b) The total amount borrowed by the Company from each of its bankers does not exceed its respective overdraft facilities.

(c) The total amount borrowed by the Company (as determined in accordance with the provisions of the relevant instruments) does not exceed any limitations on its borrowing powers contained in its Articles of Association or in any debenture or other deed or document binding upon it.

(d) The Company has not outstanding, nor has it agreed to create or issue, any loan capital; the Company has not factored any of its debts or engaged in financing of a type which would not require to be shown or reflected in the Accounts, or borrowed any money which it has not repaid, save for borrowings not exceeding the amounts shown in the Accounts and usual trade credit.

(e) The Company has not since the Accounts Date repaid or become liable to repay any loan or indebtedness in advance of its stated maturity.

(f) The Company has not received notice (whether formal or informal) from any lenders of money to it, requiring repayment or intimating the enforcement of any security the lender may hold over any of its assets; and there are no circumstances likely to give rise to any such notice.

7.4  Loans by and Debts due to the Company

The Company has not lent any money which has not been repaid to it, nor does the Company own the benefit of any debt (whether or not due for payment) other than debts which have arisen in the ordinary course of its business and the Company has not made any loan or quasi-loan contrary to CA 1985.

7.5  Liabilities

(a) So far as the Warrantors are aware the Company has no outstanding liabilities (including contingent liabilities but excluding Taxation) except as disclosed in the Accounts or incurred in the ordinary course of trading since the Accounts or the Management Accounts Date.

(b) There has been no exercise, purported exercise or claim in respect of any charge, lien, encumbrance or equity over any of the fixed assets of the Company and there is no dispute directly or indirectly relating to any of its fixed assets.

(c) The Company has not been the tenant of, or a guarantor in respect of, any leasehold property other than the Property.

7.6  Continuation of Facilities

In relation to all debentures, acceptance credits, overdrafts, loans and other financial facilities outstanding or available to the Company other than related to trade credit in the ordinary course of business (referred to in this paragraph as "facilities"):-

(d) the Disclosure Letter sets out full details, and there are attached to it accurate copies of all documents relating to the facilities;

(e) the Company has complied with all the provisions of those documents;

(f) no steps for the early repayment of any indebtedness have been taken or threatened;

(g) there are no circumstances whereby the continuation of any of the facilities might be prejudiced, or which might give rise to any alteration in the terms and conditions of any of the facilities;

(h) none of the facilities is dependent on the guarantee or indemnity of or any security provided by a third party; and

(i) none of the facilities is liable to be terminated, or any loan repaid, as a result of the acquisition of the Shares by the Buyer or any other thing contemplated in this Agreement.



7.7  Government Grants

(a) The Disclosure Letter contains full details of all grants, subsidies or financial assistance applied for or received by the Company from any governmental department or agency or any local or other authority.

(b) The Company has not done or omitted to do any act or thing which could result in all or any part of any investment grant, employment subsidy or other similar payment made, or due to be made to it becoming repayable or being forfeited or withheld in whole or in part.

8.  Trading

8.1  Changes since  Accounts Date

(a)  Since the  Accounts Date:

(i) the business of the Company has been continued in the ordinary and normal course;

(ii) there has been no deterioration in the turnover or the financial or trading position or prospects of the Company;

(iii) the Company has not by doing or omitting to do anything prejudiced its goodwill;

(iv) no part of the business of the Company has been affected by any abnormal factor not affecting similar businesses to a like extent; and

(v) the Company has paid its creditors in accordance with their respective credit terms and there are no amounts owing by the Company which have been due for more than six weeks.

(b) The value of the realisable assets of the Company is not now less than at the Accounts Date.

(c) The cash balances of the Company are not now less than they were as disclosed in the Accounts.

8.2  Warrantors' Other Interests and Liabilities to the Company

(a) Neither the Warrantors has any rights or interests, directly or indirectly, in any business other than that now carried on by the Company, any of which are, or are likely to be or become, competitive with the business of the Company.

(b) There is no outstanding indebtedness of the Warrantors or their Associates to the Company.

8.3  Effect of Sale of Shares

(a)  As a result of the purchase of the Shares by the Buyer:

(i) no supplier to the Company will cease or be entitled to cease supplying it or may substantially reduce its supplies to it;

(ii) no customer of the Company will cease or be entitled to cease to deal with it or may substantially reduce its existing level of business with it;

(iii) the Company will not lose the benefit of any right or privilege which it enjoys; and

(iv) no officer or senior employee of the Company will leave, or be entitled to terminate his employment.

(b) Compliance with the terms of this Agreement does not and will not:

(i) conflict with, or result in the breach of, or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Company is a party, or any provision of the Memorandum or Articles of Association of the Company, or any order, judgement, award, injunction, regulation or other restriction or obligation of any kind by which the Company is bound or to which any of the Company's assets is subject;

(ii) relieve any person from any obligation to the Company, or enable any person to terminate any right or benefit enjoyed by the Company, or exercise any right in respect of the Company;

(iii) cause any encumbrance on any of the assets of the Company to crystallise or become enforceable; or

(iv) cause any present or future indebtedness of the Company to become due and payable prior to its stated maturity.

8.4 Conduct of Business in accordance with Memorandum and Articles of Association

(a) The Company has at all times carried on business and conducted its affairs in all respects in accordance with its Memorandum and Articles of Association for the time being in force.

(b) The Company is empowered and duly qualified to carry on business in all jurisdictions in which it now carries on business.

8.5  Joint Venture and Partnership

The Company is not, and has not agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association and it is not, and has not agreed to become, a party to any agreement or arrangement for sharing commissions or other income.

8.6  Marketing Agreements

(a) The Company is not a party to any agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement, or to any trading or other agreement or arrangement, which in any way restricts its freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit.

(b) The Company is not bound by any undertaking or assurance given to any court or governmental agency.

8.7  Unfair Trading and Restrictive Practices

(a) The Company has not done or omitted to do any act or thing which directly or indirectly:

(i)  contravenes any provision of the Trade Descriptions Acts
1968 and 1972;

(ii) would or might result in a reference of a consumer trade practice, within the meaning of Section 13 of the Fair Trading
Act 1973, or be liable to reference to the Consumer Protection
Advisory Committee under Part II of the said Act;

(iii)  contravenes the provisions of the Consumer Credit Act
1974;

(iv) contravenes or is invalidated (in whole or in part) by, or is subject to registration under, the Restrictive Trade
Practices Acts 1976 and 1977;

(v)  contravenes any provision of the Treaty of Rome; or

(vi) contravenes any other anti-trust, anti-monopoly or anti-cartel legislation or regulations.

(b) The Company has not engaged in any anti-competitive practice as defined in the Competition Act 1980.

8.8  Litigation etc

(a) The Company is not a party to, or involved in, any litigation, arbitration, prosecution or other legal proceedings, and has not been engaged in any such proceedings during the three year period ending on the date of this Agreement.
There are no claims or actions (whether criminal or civil) threatened, or so far as the Warrantors are aware pending, or anticipated against the Company or any of its directors or employees in relation to the Company, or in respect of which the Company is liable to indemnify any party concerned, or for which the Company may be vicariously liable. To the best of the knowledge and belief of the Warrantors, there are no facts which are likely to give rise to any such proceedings, actions or claims.

(b) There is no dispute with any revenue or other official department in the United Kingdom or elsewhere, in relation to the affairs of the Company, and there are no facts which may give rise to any dispute.

(c) So far as the Warrantors are aware (but without having made any enquiry) there are no claims pending or threatened or capable of arising against the Company by an employee or workman or third party, in respect of any accident or injury, which are not fully covered by insurance.

8.9  Winding-up etc

(a) No order has been made or petition presented or resolution passed for the winding up of the Company; no distress, execution or other process has been levied in respect of the Company which remains undischarged; there is no unfulfilled or unsatisfied judgment or court order outstanding against the Company; no receiver or administrative receiver has been appointed over all or any part of the Company's assets or business.

(b) No director, officer or employee of the Company has had a bankruptcy petition presented against him or has been convicted of, or charged with, and not acquitted of a criminal offence (other than a traffic offence the subject of a fixed penalty fine); no person who is or has at any time within the last three years been a director or officer of the Company is or was, when a director or officer of the Company, subject to any disqualification order under CA 1985, the Insolvency Act 1985 or the Company Directors Disqualification Act 1986.

8.10  Compliance with Statutes

(a) In the course of their duties to the Company, none of its officers, agents and employees has done or failed to do any act or thing, in contravention of any act, order, regulation or the like (whether of the United Kingdom or elsewhere) giving rise to any fine, penalty, default proceedings or other liability on its part.

(b) The Company has received no notice that it has not conducted and is conducting its business in all material respects in accordance with all applicable laws and regulations whether of the United Kingdom or elsewhere.

(c) The Company does not carry on and has never carried on investment business in the United Kingdom within the meaning of the Section 1 of the Financial Services Act 1986.

8.11  Data Protection

(a) The Company has complied with all relevant requirements of the Data Protection Act 1984.

(b) The Company has not received a notice or allegation from either the Data Protection Registrar or a data subject (as defined in that Act) alleging non-compliance with the data protection principles or prohibiting the transfer of data to a place outside the United Kingdom.

(c) No individual has claimed, or will have the right to claim, compensation from the Company under that Act for loss or unauthorised disclosure of data.

8.12  Documents Stamped

All documents which in any way affect the right, title or interest of the Company in or to any of its property, undertaking or assets, or to which the Company is a party, and which attract stamp duty, have been duly stamped within the requisite period for stamping.

8.13  Business Names

The Company does not use for any purpose a name other than its full corporate name.

8.14  Transactions involving Directors

The Company has not been a party to any transaction to which any of the provisions of Section 320 CA 1985 or Section 330 CA
1985 may apply.

8.15  Powers of Attorney and Authority

(a)  No power of attorney given by the Company is in force.

(b) There is not outstanding any authority (express or implied) under which any person may enter into any contract or commitment binding upon the Company.

8.16  Licences and Consents

(a) The Company has obtained all licences and consents from any person, authority or body required for the conduct of its business copies of all such licences and consent are annexed to the Disclosure Letter and all are valid and in force.

(b) The Company is not in breach of any of the terms or conditions of any of the licences or consents and there are no factors which might in any way prejudice the continuation or renewal of any of them.

8.17  Subsisting Contracts

(a) The Company is not a party to any contract, transaction, arrangement or liability which:-

(i) is of an unusual or abnormal nature or outside the ordinary course of its business;

(ii)  is for a fixed term of more than six months;

(iii) is unlikely to have been fully performed, in accordance with its terms, more than six months after the date on which it was entered into or undertaken;

(iv) is incapable of termination by it in accordance with its terms on sixty days' notice or less;

(v) is likely to result in a financial loss based on current costs and priority to it on completion of performance;

(vi) involves payment by it of amounts determined by reference to fluctuations in the index of retail prices or any other index, or in the rate of exchange for any currency;

(vii) involves an aggregate outstanding expenditure by it of more than pound sterling 5,000 other than supply arrangements in the ordinary course of business;

(viii) involves or is likely to involve the supply of goods, the aggregate sales value of which will represent in excess of 10 per cent of its turnover for the preceding financial year;

(ix) is a contract for hire or rent, hire purchase or purchase by way of credit sale or periodical payment.

8.18  Default under Agreements

(a)  The Company is not:

(i) in default under any agreement or covenant to which it is a party or in respect of any other contractual obligations or restrictions binding upon it;

(ii) in default under any obligations existing by reason of membership of any association or body; or

(iii)  liable in respect of any representation or warranty
(whether express or implied) or any matter giving rise to a duty of care on its part.

(b) No party to any agreement with the Company is in default under it, to a degree which is or would be material in the context of the Company's financial or trading position and so far as the Warrantors are aware there are no circumstances likely to give rise to such a default.

8.19  Outstanding Offers

Save those in the ordinary course of business no offer, tender or the like is outstanding which is capable of being converted into an obligation of the Company by acceptance or other act of some other person.

8.20  Defective Products

The Company has not sold or supplied products or services which were or are in any material respect faulty or defective, or which do not comply in any material respect with all warranties or representations, express or implied, made in relation to them by the Company, or with all applicable regulations, standards and requirements.

8.21  Service Liabilities

The Company is not liable (save as may be implied by law) to service, repair, maintain, take back or otherwise do, or not do, anything in respect of any goods that have been, or are after the date of this Agreement, delivered by it.

8.22  Major Suppliers and Customers

The Company does not buy more than 10 per cent in value of its total purchases from the same supplier, or sell more than 10 per cent in value of its total sales to the same customer.

8.23  Guarantees and Indemnities

There is not now outstanding in respect of the Company any guarantee, indemnity or agreement for suretyship, given by it or for its accommodation.

8.24  Management Reports

There have been no reports concerning the Company by financial or management consultants within the period of three years ending on the date of this Agreement.

9.  Employment

9.1  Employees and Terms of Employment

(a) The Disclosure Letter contains full particulars of the names, dates of commencement of employment, and the terms and conditions of employment of all employees and officers of the Company, including (without limitation) remuneration, pension contributions and profit sharing, commission or discretionary bonus arrangements.

(b) There are no agreements or other arrangements (whether or not legally binding) between the Company and any trade union or other body representing employees.

(c)  The Company is not a party to any contract to which
Section 319 CA 1985 applies.

9.2  Bonus Schemes

(a) The Company operates no scheme or arrangement under which any person is entitled to a commission or remuneration calculated by reference to the turnover, profits or sales of the Company.

(b) The Company has not registered a profit-related pay scheme under the provision of Part V Chapter III ICTA.

9.3  Changes in Remuneration

(a)  Since the  Accounts Date:

(i) no change has been made in the rate of remuneration, or the emoluments or pension benefits of any officer, ex-officer or senior executive of the Company (that is, a person receiving remuneration exceeding pound sterling 15,000 per annum); and

(ii) no change has been made in any other terms of employment of any officer or senior executive.

(b) The Company is not liable for nor accustomed to pay any moneys to or for the benefit of any officer or employee of the Company other than remuneration or emoluments of employment or pension contributions.

9.4  Termination of Contracts of Employment

(a) All subsisting contracts of service to which the Company is a party are terminable at any time on three months' notice or less, without compensation (other than compensation in accordance with the Employment Rights Act 1996).

(b) No employee of the Company, who receives remuneration exceeding pound sterling 15,000 per annum, and no officer of the Company, has given or received notice terminating his employment.

9.5  Industrial Disputes and Negotiations

Neither the Company nor its employees is involved in any industrial dispute, and there are no facts known, or which would on reasonable enquiry be known, to the Company or to the Warrantors or to any of their respective directors which might suggest that there may be an industrial dispute involving the Company or that any of the provisions of this Agreement may lead to an industrial dispute.

9.6  Industrial Agreements

The Company has not entered into any recognition agreement with a trade union nor has it done any act which might be construed as recognition.

9.7  Pensions

Neither the Company nor any Subsidiary is under any legal or moral liability or obligation, or a party to any ex gratia arrangement or promise, to pay pensions, gratuities, superannuation allowances or the like, or otherwise to provide "relevant benefits" within the meaning of Section 612(1) ICTA to or for any of its past or present officers or employees or their dependants; and there are no retirement benefit, or pension or death benefit, or similar schemes or arrangements in relation to or binding on any of the Group Companies or to which any of them contributes.

10.  Assets

10.1  Ownership

The Company owned at the Accounts Date and still owns, and had and still has a good and marketable title to, all assets included in the Accounts or acquired since that date, except current assets since sold or realised in the ordinary course of business.

10.2  Assets sufficient for the Business

The assets owned by the Company, together with the assets held under the hire purchase, leasing or rental agreements listed in the Disclosure Letter, comprise all assets necessary for the current conduct of the business of the Company.

10.3  Stocks and Work in Progress

(a) Save as written down in the Accounts or Management Accounts the stock now held by the Company is not excessive and is adequate in relation to the current trading requirements of the Company's business; none of the stock is obsolete, slow moving, unusable, unmarketable or inappropriate or of limited value in relation to the Company's current business and no contracts are outstanding which are likely to change this.

(b) Save as written down in the Accounts or Management Accounts the stock-in-trade of the Company is in good condition and is capable of being sold by the Company in the ordinary course of its business in accordance with its current price list without rebate or allowance to a purchaser.

10.4  Retention of Title

Apart from in the ordinary course of business the Company has not purchased any stock, goods or materials from any of its suppliers on terms that property in it does not pass until full payment is made or all indebtedness discharged.

10.5  Leased Assets

So far as the Warrantors are aware and subject to disclosed terms no circumstance has arisen or is likely to arise in relation to any asset held by the Company under a lease or similar agreement whereby the rental payable has been or is likely to be increased; and all such assets have at all relevant times been used for a qualifying purpose within the meaning of
Section 64 FA 1980 and Section 70 FA 1982.

11.  Insurance

11.1 All the assets and undertaking of the Company of an insurable nature are, and have at all material times been, insured in amounts representing their full replacement or reinstatement value, against fire and other risks normally insured against by persons carrying on the same business as that carried on by the Company.

11.2 Full particulars of all the policies of insurance effected by the Company are set out in the Disclosure Letter. Such policies are currently in full force and effect, and nothing has been done or omitted to be done which could make any such policy void or voidable or which is likely to result in an increase in premium.

11.3 None of the said policies are subject to any special or unusual terms or restrictions or to the payment of any premium in excess of the normal rate.

11.4 No claim is outstanding under any of the said policies and so far as the Warrantors are aware no circumstances exist which are likely to give rise to such a claim.

12.  Environment

12.1  Compliance with Environmental Laws

(a) The business and operations of the Company are in full compliance with all Environmental Laws and no condition exists or Event has occurred which with or without notice or passage of time, or both, would constitute a violation by the Company of any Environmental Law.

(b) The Warrantors and the Company have complied with and are aware of no previous breach by the Company of any Environmental Laws relating to the conduct of its business. The use of the Properties is not causing any breach of any Environmental Laws designed to protect third parties and will not give rise to any claims from a third party in nuisance.

12.2  Legislation and Illegal Acts

The Company and (in relation to the business and assets of the Company) its directors, officers and employees have complied in all material aspects at all times with all applicable laws, regulations and codes of practice whether of the United Kingdom or elsewhere and neither the Company nor, in relation to the business and assets of the Company, any of its directors, officers or employees has committed any tortious act or is or has been party to any agreement or arrangement or activity which is or might be in breach of, registerable under, the subject of a reference or investigation or inquiry, or require the giving of notice under, Environmental Laws or any other law or regulation (including without limitation the Treaties establishing the European Communities).

13.  Intellectual Property

13.1  Ownership

(a) The Company is the sole beneficial owner of all the Intellectual Property. All registered Intellectual Property is registered in the sole name of the Company and all applications for registration have been applied for in the sole name of the Company.

(b) All the Intellectual Property is valid and subsisting and enforceable.

(c) All renewal fees therefor have been paid, and, in the case of applications, all steps necessary for their prosecution have been taken to date. Nothing has been done or omitted to be done whereby any person will be able to seek the cancellation, rectification, expungement or any other modification of, or of the registration of, any of the Intellectual Property.

(d) The subject matter of the Intellectual Property has been devised, made, created or otherwise generated by employees of the Company in the normal course of their employment.

13.2 Infringement and Legal Proceedings

(a) So far as the Warrantors are aware there is and has been no infringement or threatened infringement of any of the Intellectual Property by any other person, and the Company has not made any claim, threat or intimation of proceedings or considered proceedings against any other person in respect of any Intellectual Property.

(b) There are and have been no proceedings actions or claims and the Company has not received any notice of any claim impugning the title, validity or enforceability of any of the Intellectual Property or claiming any right or interest in it, or any threat or intimation of any such proceedings.

(c) So far as the Warrantors are aware the conduct of its business by the Company does not, and the use by the Company of the Intellectual Property, does not and will not, infringe the rights of any other person, and there are no grounds on which any other person is likely to bring any proceedings relating to infringement of any of such other person's rights.

13.3  Licences

(a) The Company has not granted, nor is there subsisting, any licence, permission, consent, charge or assignment of or in respect of any of the Intellectual Property in whole or in part in favour of any other person, and there are no circumstances which could entitle any other person to call for such a licence, permission, consent, charge or assignment.

(b) Save in the ordinary course of business there are no licences, consents or permissions from, or arrangements or settlements with, any other person, or payments due to any other person, for use of or working in accordance with any of the Intellectual Property.

13.4  Patents

There are no patents and applications for patents included in the Intellectual Property.

13.5  Trade Marks

Apart from its corporate name and web site the Company has no trade marks, registered, unregistered, or for which application for registration has been made, included in the Intellectual Property.

13.6  Know-how, etc

(a) All formulae, processes and other information ("technical information") owned or used by the Company in the course of its business are adequately documented, and to the extent that the same are confidential, no part thereof has been or will be disclosed to any other person, nor is there any agreement or other arrangement under which any other person can require such disclosure.

(b) All confidential technical information forming part of the Intellectual Property which has been disclosed or to which access has been permitted to any other person other than the employees of the Company has been made available under a written confidentiality undertaking, a copy of which is annexed to the Disclosure Letter.

13.7  General

All advertising and marketing materials used by the Company in connection with its business comply with all legal requirements in all countries in which these materials are used or have been specifically designed to be used. Such materials are not defamatory and so far as the Warrantors are aware there are no grounds under which such materials could be challenged for defamation, trade libel or any analogous law.

15.  Property

15.1 The Company does not own or occupy any land and buildings other than the Property.

15.2 The Company has a good and marketable title to the Property.

15.3 No person other than the Company is in occupation of or in receipt of any rents or profits from the Property.

15.4 The Property is free from any mortgage, debenture, charge, rent-charge, lien or other encumbrance.

15.5 The Property is not subject to any restrictive covenants, stipulations, easements or other rights vested in third parties.

15.6 The Company's use of the Property is that which is permitted under the Planning Acts.

15.7 The Company has complied with all applicable statutory and bye law requirements and all requirements of any competent authority and all provisions of the Planning Acts in respect of the Property.

15.8 The Company has paid the rent and observed and performed all the covenants under the terms of any lease or licence under which the Company holds or occupies the Property and no rent reviews are currently in progress affecting the Property.

15.9 The Company has not at any time received notice from any person alleging breach by the Company of any Environmental Laws.




Signed by /s/GEOFFREY  GLOSSOP

Signed by /s/TERESA  GLOSSOP

Signed by /s/GEOFFREY GLOSSOP
 On behalf of  FIELD HOUSE No. 1 TRUST

Signed by /s/GEOFFREY GLOSSOP
On behalf of FIELD HOUSE No. 2 TRUST

Signed by /s/JEFFREY BUTLER
for and on behalf of
the AMERICAN EDUCATION
CORPORATION




Exhibit  99.1  Press Release


PRESS RELEASE

For further information contact:
Jeffrey E. Butler
The American Education Corporation
800-34APLUS or 800-222-2811
E-mail: jeb@amered.com
URL: www.amered.com
or
Geralyn DeBusk
Halliburton Investor Relations
972-458-8000

For Immediate Release

The American Education Corporation Completes the Acquisition of Learning Pathways, Ltd., a U.K. Distributor of Educational Software Products


Oklahoma City, December 1, 1998: The American Education Corporation (AEC) (OTC/BB: AEDU ) today announced that it has completed the purchase of the outstanding stock of Learning Pathways, Ltd. (LPL) of Derby, U.K. The total purchase price for the outstanding shares of LPL was $829,000 in cash and common stock of the Company. Founded in 1997, LPL is a rapidly growing educational products distribution firm with 1998 revenues that will reach approximately $1,300,000. LPL principally distributes the highly regarded World Book Encyclopedia print and multimedia encyclopedia product line.
LPL was founded by its current chief executive officer and principal shareholder, Geoffrey Glossop, a highly experienced and well-known executive in the educational technology industry in the United Kingdom. Mr. Glossop will remain the CEO of LPL and has been appointed to the AEC board of directors. LPL will be operated as a division of the Company and will continue to represent World Book, Inc. print and multimedia reference and other publications as its exclusive U.K. distributor to schools.

AEC's chief executive officer, Jeffrey Butler, stated: "This is an exciting development for the Company since LPL should be a contributor to our 1998 fourth quarter financial performance and promises to contribute substantially to the Company's fiscal
1999 results. Longer term, the U.K. market is now one of the fastest-growing world markets for educational technology as a result of the British government's funding for the National
Grid For Learning (NGL) program. To date the NGL program has received government funding commitments in excess of pound sterling 1 billion, or approximately $1.7 billion dollars, to be directed towards the nation's schools for hardware, software, teacher training, and Internet infrastructure. This funding will be made available to U.K. schools through the year 2002."

"Since AEC's announcement in August 1998 of its intent to acquire LPL, the Company and LPL have been working to conform the Company's A+dvanced Learning System registered trademark educational software family to meet the British curriculum standards. This includes modifications to both the content and software interfaces to publish a product that will fully meet the needs of U.K.
educators and students. Initial release of titles of this extensive product family to U.K. schools will commence early in 1999 with most of the product modifications expected to be completed in about twelve months. This change over can be accomplished this quickly because of the authoring functions designed into the A+dvanced Learning System software engines."

The American Education Corporation is a developer and marketer of educational software for grades 1-12 under its A+dvanced Learning System product family brand that is specifically designed for the needs of school-based educators. The Company publishes 93 separate software titles in English and Spanish language versions that provide comprehensive coverage of core curriculum for the areas of Reading, Language Arts, Mathematics, Science, Social Studies, and Writing. Since the introduction of this product family in mid-1994, it has been installed in over 4,500 U.S. and Puerto Rican schools. The Company has reported significant gains in revenue and earnings for the past seven consecutive fiscal quarters. Most recently, the Company reported a 41% gain in revenues and a 127% increase in pretax earnings for the nine-month period ended September 30, 1998.


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